                                   EXHIBIT B

                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

     The subsidiary companies of The Goodyear Tire & Rubber Company at March 20, 1995, and the places of incorporation or organization thereof, are:

                                                                         PLACE OF
                                                                      INCORPORATION
                     NAME OF SUBSIDIARY                              OR ORGANIZATION
                     ------------------                              ---------------
All American Pipeline Company                                Texas
Brad Ragan, Inc.                                             North Carolina
Celeron Corporation                                          Delaware
Celeron Gathering Corporation                                Delaware
Celeron Trading & Transportation Company                     Delaware
Cosmoflex, Inc.                                              Delaware
Divested Atomic Corporation                                  Delaware
Divested Companies Holding Company                           Delaware
Divested Litchfield Park Properties, Inc.                    Arizona
Goodyear Energy Inc.                                         Delaware
Goodyear International Corporation                           Delaware
The Goodyear Rubber Plantations Company                      Ohio
Goodyear Western Hemisphere Corporation                      Delaware
The Kelly-Springfield Tire Company                           Maryland
Lee Tire & Rubber Company                                    Ohio
Murphy's Inc., Sales and Service                             California
Wingfoot Corporation                                         Delaware
Wingfoot Ventures Seven Inc.                                 Delaware
Wingfoot Ventures Eight Inc.                                 Delaware
Wingfoot Ventures Nine Inc.                                  Delaware
Wingfoot Ventures Ten Inc.                                   Delaware
Wingfoot Ventures Eleven Inc.                                Delaware

Compania Anonima Goodyear de Venezuela                       Venezuela
Compania Goodyear del Peru, S.A.                             Peru
Companhia Goodyear do Brasil Produtos de Borracha Ltda       Brazil
Compania Hulera Goodyear--Oxo, S.A. de C.V.                  Mexico
Corporacion Industriales Mercurio, S.A. de C.V.              Mexico
Deutsche Goodyear Holdings GmbH                              Germany
Deutsche Goodyear GmbH                                       Germany
Goodyear Australia Limited                                   Australia
Goodyear Canada Inc.                                         Canada
Goodyear Chemicals, Europe S.A.                              France
Goodyear Dalian Ltd.                                         People's Republic of China
Goodyear de Chile S.A.I.C.                                   Chile
Goodyear de Colombia S.A.                                    Colombia
Goodyear Broker's Limited                                    Bermuda
Goodyear Espanola S.A.                                       Spain
Goodyear Export, S.A.                                        Bermuda
Goodyear Export Sales Corporation                            Barbados
Goodyear France (Pneumatiques) S.A.                          France
Goodyear Finance Holding S.A.                                Luxembourg
Goodyear Great Britain Limited                               England
Goodyear Hellas S.A.I.C.                                     Greece
Goodyear Holding Co.                                         Venezuela
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                                      X-B-1

                                                                         PLACE OF
                                                                      INCORPORATION
                     NAME OF SUBSIDIARY                              OR ORGANIZATION
                     ------------------                              ---------------
Goodyear India Limited                                       India
Goodyear Italiana S.p.A.                                     Italy
Goodyear Jamaica Limited                                     Jamaica
Goodyear Lastikleri Turk Anonim Sirketi                      Turkey
Goodyear Malaysia Berhad                                     Malaysia
Goodyear Maroc S.A.                                          Morocco
Goodyear (Nederland) B.V.                                    Netherlands
Goodyear New Zealand, Ltd.                                   New Zealand
The Goodyear Orient Company Pte Limited                      Singapore
Goodyear Portuguesa, Limited                                 Portugal
Goodyear Philippines Inc.                                    Philippines
Goodyear Qingdao Engineered Elastomers Company Ltd.          People's Republic of China
Goodyear S.A.                                                France
Goodyear S.A.                                                Luxembourg
Goodyear Singapore Pte Limited                               Singapore
Goodyear (Suisse), S.A.                                      Switzerland
Goodyear Taiwan Limited                                      Republic of China
Goodyear (Thailand) Limited                                  Thailand
Goodyear Zimbabwe (Private) Limited                          Zimbabwe
Gran Industria de Neumaticos Centroamericana, S.A.           Guatemala
Granford Manufacturing, Inc.                                 Canada
Gummiwerke Fulda GmbH                                        Germany
Neumaticos Goodyear S.A.                                     Argentina
Nippon Goodyear Kabushiki Kaisha                             Japan
Philippine Rubber Project Company, Inc.                      Philippines
P.T. Goodyear Indonesia                                      Indonesia
P.T. Goodyear Sumatra Plantations                            Indonesia
S.A. Goodyear N.V.                                           Belgium
Svenska Goodyear Aktiebolag                                  Sweden

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(1) Each of the 73 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2) Each of the 73 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Brad Ragan, Inc. 74.5%; Compania Goodyear del Peru S.A., 78%; Goodyear Dalian Ltd., 75%; Goodyear India Limited, 59.9%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 50.8%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Limited, 53.5%; Gran Industria de Neumaticos Centroamericana, S.A., 75.8%; P.T. Goodyear Indonesia, 85%; and Goodyear Philippines Inc., 69%.

(3) In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 104 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.
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                                      X-B-2